SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) January 22, 1998 (January 7,
                                     1998)

                          CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



     Connecticut                        0-22888                        06-1324691
   (State or other                 (Commission File                   (IRS Employer
   jurisdiction of                      Number)                    Identification No.)
   incorporation)




                    18 CORPORATE WOODS BLVD., ALBANY, NY   12211
               (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code    (518) 462-2632





         (Former name or former address, if changed since last report)

Item 5 - OTHER EVENTS

     (A) On January 14, 1998, members of the senior management of CAI Wireless Systems, Inc. held a conference call for financial analysts concerning the public comments received by the Federal Communications Commission on the Notice of Proposed Rulemaking for two-way use of MDS and ITFS frequencies. Excerpts from the conference call are set forth below:

                          "CAI Wireless Systems, Inc.
                  Update on Notice of Proposed Rulemaking for
                       Full Two-Way Use of MMDS Spectrum
                        Excerpts from a Conference Call
                   held on January 14, 1998 at 4:00 PM (EST)

Operator:  Welcome to the CAI Wireless update conference call.  [ . . . ]   I
would now like to turn the conference over to Mr. Michael Glickman at Lippert/Heilshorn. Please go ahead, sir.


Michael Glickman: [ . . . ] Let me introduce who is on the call today. With us, from management, we have Jared Abbruzzese, Chairman and CEO; John Prisco, President and COO, and Gerry Kittner, Senior Vice President-Spectrum Management. And now I'm going to turn the call over to Jared Abbruzzese. [ .
 . . ]

Jared Abbruzzese: Thank you. First of all I want to start out and say we recognize, to say the least, the last year and a half has been very, very difficult for everybody [ . . . ] involved in CAI. It has been very difficult for our shareholders, challenging for our bond holders, and it's been very difficult and challenging for management, also.

[FCC RECEIVES SUPPORTIVE COMMENTS ON TWO-WAY USE OF MMDS SPECTRUM]

Last week the [comment period expired for the] Notice of Proposed Rulemaking [that would govern the two-way use of wireless spectrum]. CAI was one of the sponsors of and a very strong supporter of [ . . . ] the NPRM. All the comments [filed at the FCC were generally supportive, which] we think presents reasonably good news. In fact, it represents excellent news for [our company's move] towards [flexible,] two-way use of our spectrum.

[SHIFTING AWAY FROM RAPID DIGITAL VIDEO ROLL-OUT]

I want to step back for a quick second and remind you all about what has transpired over the last year. Many of you probably don't need reminding, but I want to explain it from management's perspective. Late in `96, management and the board of CAI came to the conclusion that Bell Atlantic and NYNEX would not fulfill what we perceived as commitments in [rolling] out their digital video systems. [ . . . ] And that [conclusion eventually] precipitated the December 13{th} agreement whereby we agreed to separate.

We knew this [decision] would have a devastating effect on our company. It was done because the management felt sincerely that if we had continued on [the prior] course, the damage would have been more severe than breaking off and trying to reinvent ourselves. [ . . . ]

Management here, over the course of the holiday seasons in 1996 and early `97, put together a comprehensive business plan, based on looking at the cash that CAI had available to it, the reputation and [weak] position of MMDS in the marketplace and assessing where the telecommunications marketplace would be over the next several years. We laid out a strategy that we felt offered the best chance for this company, its shareholders and its bondholders to benefit long-term and near-term.

[TWO-WAY TECHNOLOGY; REGULATORY AUTHORITY; STRATEGIC PARTNERING]

The strategy was a three-tiered strategy. [First,] was [ . . . ] to take our spectrum into a two-way environment. That required the development of two-way equipment that heretofore had never been developed. This was all going to be alpha and beta equipment. This would require CAI going out to vendors throughout [ . . . ] North America, trying to get them to take equipment that was geared toward PCS and other technologies and having it [reconfigured] and tuned for MMDS Spectrum (which is primarily in the 2.5 to 2.7 Gigahertz range). This was going to be a very challenging effort for a company that had a poor balance sheet and had just been [spurned] by Bell Atlantic and NYNEX. But we recognized that without the technology, we would not be able to demonstrate the capabilities of the spectrum.

The second thing we had to get done was dealing with the regulatory environment. At that point in time, as of December 13, 1996, the FCC had indicated an interest in allowing owners of spectrum to have flexibility in how they used their spectrum and had indicated to CAI a willingness to allow CAI to use their spectrum [ . . . ] for data and other uses beyond just video. But the concept of [and the guidelines for] two-way flexible use of the spectrum for services such as telephony and other things was beyond what was currently being pursued [by MMDS operators] at the FCC.

Therefore, CAI had to lay out a very comprehensive plan [ . . . ] to approach the FCC. We laid out a series of benchmarks that we intended to hit over the course of 1997, in order to achieve a [dual set of final regulatory goals for CAI] -- one of which was getting a permanent [flexible] two-way authority in one of our major markets. We decided we would target Boston [ . . . ] where we decided to load in all of our two-way equipment. And the second [goal was] to push [for establishing] rules at the FCC [governing full two-way flexible use authority]. [ . . . ]

If you look back over `97, [ . . . ] we were able to announce a permanent two-way authority for two of our channels in Boston. During that time, our engineering group, under the leadership of John Prisco, our COO, and Bruce Kostreski, our head of engineering, both former Bell Atlantic employees, led a group of [wireless industry] engineers and management in something called the Ticket Two Task Force, where we compiled engineering data on how two-way MMDS would be used in the market place. This data [was] submitted as the [basis for the rulemaking] for operating two-way MMDS going forward.

Our belief was, from day one, that any rulemaking at the FCC would not be for PERMISSION to do two-way, but rather to [establish] the rules on HOW two-way would be [utilized for the industry]. We believed that was consistent with the FCC rules, and we believed also that the two-way authority we received in Boston prior to the NPRM being filed and going on public notice, [ . . . ] indicates that we were correct in that assessment.

In the Fall, the FCC accepted for filing the NPRM [and it] went on public notice. [ . . . ] Comments were required to be filed as of last Thursday evening, on or about 5 o'clock. [We were all] very concerned about what those comments would look like. [Specifically, we] were very concerned about whether PCS companies that have invested billions of dollars in auctions would be coming in and saying, "You know we're not going to pay our bills if MMDS gets
two-way."   We felt that wouldn't happened.  And there were no [such comments].
We have now gone through all the comments. [ . . . ] I'm going to let Gerry [Kittner] talk to you about them in a second. [ . . . ] Most of them were in support of MMDS [operating] two-way and supportive of the technical rules that [ . . . ] would govern two-way use of MMDS going forward.

This whole regulatory effort was the second piece of our triad approach or business plan for 1997 and early 1998. The third component was that [ . . . ] if we were successful in getting good technology in place and if we could remove the regulatory barriers or, better said, enhance the regulatory environment for two-way authorization, then those two together would help us pursue and develop a relationship with large strategic investors or large strategic partners going forward. [ . . . ]

We have spent the year working with other companies in testing the technology. It takes time. [ . . . ] CAI had to get [people] over misperceptions and misunderstandings [about MMDS because of our history] to start with. We have worked aggressively to build systems in Boston that have demonstrated two-way capability. And we think they hold great promise.

I want to be clear though. One of the other key decisions that CAI management and the board made back in December and January of 1996 and early `97 was that we had a fixed amount of money available to us, [ . . . ] and we had a decision to make. We had [to make] a decision [whether] to strip everything down and live off that [fixed amount of money for as long as we could], or [we could] go out and change the rules and demonstrate what the real capabilities of the spectrum would be. We made the decision that we would spend our money building this new technological platform and pursuing this regulatory agenda in order to attract [ . . . ] strategic partners.

We felt that this was the best track and the best use of our money, and that to pursue the more complacent agenda would end up almost certainly in disaster. And understand that there is no guarantee that the direction we have taken won't present SIGNIFICANT problems ahead. But we felt that this offered the best promise. And I think that if everybody looks back over the course of the year, we have made great strides in everything that we have done. [ . . . ]
We spend most of our efforts demonstrating this equipment and these platforms up in Boston.

We want to talk to you today about the success we achieved in the regulatory environment. We're very happy about it. We think it is worth discussing briefly so everybody can understand [ . . . ] why it's important; it's the second of the three things that we wanted to accomplish. The first was the technology. We feel we have workable equipment in Boston now. We have three workable platforms in Boston that are operating in various types of services that are being tested by other companies: fractional T-1, and symmetrical and asymmetrical services. We think they have some very attractive promise. But again, time will tell. [ . . . ] Some of the things in Boston are deployed no where else in the world, that we're aware of.

[THE REGULATORY ENVIRONMENT-COMMENTS ON THE NPRM]

And now the second effort we feel we've achieved some [excellent] success in is the regulatory [environment]. Gerry, if you could take five minutes to explain to everybody what the comments were like and who was in support and where any negative comments, if any, were found.

Gerry Kittner: There was only one entity outside of the ITFS and MMDS industry that filed comments questioning whether the spectrum should be used for two-way. That was a company called Webcell, a company that wants to be in the LMDS industry. They have filed comments before in this same proceeding, and the Commission has dismissed their comments and given that position absolutely no credence.

The other comments [questioned] elements of "how to" implement two-way, not "whether to" implement two-way. Primarily, you had commentators who didn't really understand the petition for rulemaking or the notice of proposed rulemaking, and that were concerned with the potential for interference to existing ITFS downstream facilities. The task force, of which CAI is a member, that put the petition for rulemaking together approached this whole process on a very conservative basis, knew that one of our absolute top priorities would have to be protecting the existing ITFS community. And we think we did that.

We [have some work to do], now that the initial set of comments were filed. There is a reply comment deadline coming up on February 9th, after which the Commission takes all of the comments under advisement and eventually issues a
report and order with the actual rules.       [ . . . ] We intend to use the
opportunity to talk to the other commentators, explain why we think the interference concerns that they have are unwarranted and, more importantly, talk to the Commission and make sure the Commission understands.

Twenty comments is very small relative to other rulemaking proceedings. Everybody involved in this effort is very encouraged and we remain very optimistic that we'll see a final set of rules. Our target is the next wireless cable convention in July and we hope that Chairman Kennard, at that point, will be able to announce the issuance of that report and order.

Jared Abbruzzese: We should state that the FCC has been very cooperative. [ . .
 . ]   We don't look for that to change.  Again, I want to say, this is important stuff.

[COMPANY'S FINANCIAL CONDITION]

We recognize underneath all of this, the reality is that we are running out of money. We [have] stated that over and over. We recognized that [this would eventually] happen. We have been spending a lot of effort on trying to find alternative sources of funding for the company, both from a strategic investor perspective and from financial investors. There is no certainty as to whether we'll be able to achieve that before some sort of a restructuring may or may not have to be undertaken. But we're certainly working towards that effort. There are a lot of big financial institutions that cozied up to us over the late summer and early fall, who were saying this could be a great restructuring or reorganization. [ . . . ] We've resisted that. We've tried to, at all turns, do what [management felt was] right for [CAI's] shareholders and bondholders.

We continue to develop this technology, we continue to develop this broadband platform that we think is unique. There is nothing else like it. There's nothing else available today at the price points we can provide that would match what we have developed up in Boston. And, as I say, we think it holds promise. But there are financial realities that encircle all of our issues. And we are trying to deal with those.

Management has been dealing with the concept of restructuring or reorganization for months now, and has been looking at that as an option. You know, we hope it's not an option that has to be pursued, but it's certainly an option that
everybody has to recognize is in the realm of possibility.   At the end of the
day, we're doing everything we can to keep that from happening to the degree that it doesn't injure the company.

I think, we have made a lot of progress. Two of the three things [CAI] wanted to get accomplished, have been accomplished. And we are working our hardest at the third, which is probably the most important: [ . . . ] getting a strategic partner that can help stabilize our balance sheet.

[STRATEGIC PARTNERING]

I want to state categorically, CAI has, for years now, been looking at strategic partners as a requirement for us doing business going forward.
That's why we did Bell Atlantic and NYNEX to begin with, recognizing that we needed their type of a balance sheet in order to assist us in our funding requirements going forward. That has not changed. That's not inconsistent. The deal with Bell Atlantic and NYNEX was a good one in concept. The bad part was it was an option. We will do our best not to allow an option to ever occur again.

[NASDAQ DELISTING]

The last thing we want to say is that we sincerely regret what happened with the de-listing last week. It was beyond our control. [ . . . ] We believe in the direction we're taking. We're very concerned about the pain of our shareholders and bondholders over the last year or more.

So, at this point, any questions anybody may have we're happy to answer. If there are none, we appreciate your time. Thank you.

                 *          *          *          *          *

     (B)   The following news releases were issued:

     (i) CAI Wireless Systems, Inc. Common Stock to be listed on the Nasdaq SmallCap Market dated January 7, 1998; and

     (ii) CAI Wireless Systems, Inc. Common Stock to be de-listed from the Nasdaq SmallCap Market dated January 12, 1998.


           Forward Looking Statements; Going Concern

     The statements contained in this Form 8-K relating to the Company's operating results, and plans and objectives of management for future operations, including plans or objectives relating to the Company's pursuit of one or more strategic partners and its products and services, constitute forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results of the Company may differ materially from those in the forward looking statements and may be affected by a number of factors including the availability of additional funds on terms and conditions that are satisfactory to the Company, receipt of regulatory approvals, including approvals relating to fixed, two-way use of the MMDS spectrum, the availability of new strategic and other partners and their willingness to enter into arrangements with the Company and the terms of such arrangements, including arrangements relating to the use of the MMDS spectrum, including potential use as a telephony delivery platform, and investment arrangements, subscriber and two-way equipment availability, tower space availability, absence of interference and the ability of the Company to sell excess equipment, as well as other factors contained herein and in the Company's securities filings. There can be no assurance that that the Company will be able to implement its business strategy or that CAI will apply for and receive authorization for additional spectrum in Boston or any other market, that final rules regarding two-way use of the MMDS spectrum will be adopted, and if adopted, will be favorable to the Company, any third parties will utilize the Company's Internet access product for their subscribers, or that a definitive agreement with one or more potential strategic partners can be reached, and if reached, that the definitive agreement will be on terms and conditions favorable to the Company. The Company will not undertake to disclose the progress of any discussions with potential strategic partners or any other third parties until such time as one or more definitive agreements have been reached or the Company determines that such agreements are not probable, at which time appropriate public disclosure will be made by the Company.

     CAI's recurring losses, restrictions on its ability to obtain additional financing and substantial commitments raise doubt about the continuation of CAI as a going concern. The Company continues to implement cost-saving measures while it reviews the alternatives that may be available to it, including without limitation, decreasing analog video operations, selling non-core assets and the implementation of various plans of financial restructuring. The Company's ability to raise additional funds through secured loans and the issuance of capital stock, is limited by the terms of the Indenture governing the Company's 12 1/4 % Senior Notes due 2002, the terms of various outstanding securities and/or the terms of the Secured Note Agreement.


Item 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       C.  Exhibits

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
        EXHIBIT NO.                    EXHIBIT DESCRIPTION                    LOCATION
           99.1            Press Release - CAI Wireless Systems, Inc.          Page __
                           Common  Stock to be listed on  the  Nasdaq
                           SmallCap Market dated January 7, 1998
           99.2            Press Release - CAI Wireless Systems, Inc.          Page __
                           Common Stock  to  be  de-listed  from  the
                           Nasdaq  SmallCap  Market dated January 12,
                           1998
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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        SIGNATURE                   TITLE                             DATE



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
/s/Jared E. Abbruzzese     Chairman, Chief Executive Officer,    January 22, 1998
                           and Director (Principal Executive
                           Officer)



/s/James P. Ashman         Executive Vice President, Chief       January 22, 1998
                           Financial Officer and Director
                           (Principal Financial Officer)









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